2017 ANNUAL SHAREHOLDERS MEETING May 18, 2017

Forward‐Looking Statements This presentation contains forward‐looking statements within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. These forward‐looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable of a future or forward‐looking nature. These forward‐looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward‐looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward‐looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward‐looking statements. The following risks, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward‐looking statements: (1) the expected growth opportunities and cost savings from the transaction with First Security Group, Inc. (“First Security”) may not be fully realized or may take longer to realize than expected; (2) loss of income from our TriNet division following our exit of this business; (3) changes in asset quality and credit risk; (4) the cost and availability of capital; (5) customer acceptance of our products and services; (6) customer borrowing, repayment, investment and deposit practices; (7) the introduction, withdrawal, success and timing of business initiatives; (8) the impact, extent, and timing of technological changes; (9) severe catastrophic events in our geographic area; (10) a weakening of the economies in which we conduct operations may adversely affect our operating results; (11) the U.S. legal and regulatory framework, including those associated with the Dodd‐Frank Wall Street Reform and Consumer Protection Act could adversely affect the operating results of the combined company; (12) the interest rate environment may compress margins and adversely affect net interest income; (13) changes in trade, monetary and fiscal policies of various governmental bodies and central banks could affect the economic environment in which we operate; (14) our ability to determine accurate values of certain assets and liabilities; (15) adverse developments in securities, public debt, and capital markets, including changes in market liquidity and volatility; (16) our ability to anticipate interest rate changes correctly and manage interest rate risk presented through unanticipated changes in our interest rate risk position and/or short‐ and long‐term interest rates; (17) unanticipated changes in our liquidity position, including but not limited to our ability to enter the financial markets to manage and respond to any changes to our liquidity position; (18) adequacy of our risk management program; (19) increased costs associated with operating as a public company; (20) competition from other financial services companies in the companies’ markets could adversely affect operations; and (21) other factors described in Atlantic Capital’s reports filed with the Securities and Exchange Commission and available on the SEC’s website (www.sec.gov). 2

Non‐GAAP Financial Information Non‐GAAP Financial Measures Statements included in this presentation include non‐GAAP financial measures and should be read along with the accompanying tables, which provide a reconciliation of non‐GAAP financial measures to GAAP financial measures. Atlantic Capital management uses non‐GAAP financial measures, including: (i) operating net income; (ii) taxable equivalent net interest margin; and (iii) deposits excluding deposits held for branch sale, in its analysis of the Company's performance. Please see slides 11 and 12 for a reconciliation of each of these non‐GAAP financial measures to its most comparable GAAP measure. Management uses these non‐GAAP financial measures because it believes they provide a greater understanding of ongoing performance and operations, enhance comparability with prior periods, and provide users of our financial information with a meaningful measure for assessing our financial results and credit trends. Non‐GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as an alternative to any measure of performance or financial condition as determined in accordance with GAAP. In addition, non‐ GAAP financial measures may not be comparable to similarly titled non‐GAAP financial measures presented by other companies. Investors should consider Atlantic Capital’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. 3

Atlantic Capital Bank: 10 years of success Atlantic Capital Bank celebrated its  10th anniversary on Monday, May 15th! Looking Back: • Grew despite environmental challenges • Merged with First Security Group in November, 2015 • Listed our stock as ACBI on the NASDAQ $19.20 ‐ Price of ACBI common stock at closing Monday, May 15th for an increase of 92% since inception and 39% since listing. 4

Atlantic Capital Bank: Highlights Branch Location  Loan Production Office Main Office Location Legend $2.8 billion in assets Offices in Atlanta, Charlotte,  Chattanooga and Knoxville  metropolitan areas Attractive Markets:* • Combined population of almost 10 million people • Projected population growth over the next five years: • Atlanta and Charlotte: ~ 7% • Chattanooga and Knoxville: 3%‐4% • Estimated 7,000 companies in these four markets with revenue  greater than $10 million *Source: US MSA Census Information + market data from Data.com (Salesforce) 5

2016 Financial Highlights Average Loans $s in millions Average Deposits $s in millions $8,459 $12,882 2015 2016 Net Income $s in thousands ‐ Net loans held for investment up 11% ‐ Deposits excluding deposits held for branch sale grew 8%* ‐ Corporate banking loans increased 12% ‐ Grew the SBA line of business revenue by 25% ‐ Trust and Wealth Management revenue up 24% $1,192  $1,986  2015 2016 $1,297  $2,147  2015 2016 *This is a non‐GAAP financial measure. Please see “Non‐GAAP Reconciliation” on slide 11 ($1,319) $13,395 2015 2016 Operating  Net Income* $s in thousands 6

Repositioned For Better Performance Added 13 new origination bankers in 2016 Reduced branch network by 40% Closed TriNet business Undertook comprehensive review of all businesses Opened loan production office in Charlotte 7

2017 Q1 Financial Highlights ‐ Increased SBA income to $1.2 million from $600,000 in the fourth quarter of 2016 ‐ Decreased noninterest expense to $17.7 million from $18.8 million in the fourth quarter  of 2016 ‐ Reported nonperforming assets to total assets of 0.21% as of March 31, 2017 ‐ Increased average noninterest bearing deposits $29.2 million, or 19.7% annualized, to  $620 million ‐ Average noninterest bearing deposits equaled 29.4% of total deposits Linked Quarter Comparison Q1 2017 Q4 2016 Net income $3.2 million $1.6 million Diluted earnings per share $0.13 $0.06 Taxable equivalent net interest margin* 3.20% 3.11% NPAs/Total Assets 0.21% 0.13% *This is a non‐GAAP financial measure. Please see “Non‐GAAP Reconciliation” on slide 12 8

Proprietary & Confidential Atlantic Capital Strategy Become a premier southeastern business and private banking company Accelerated Organic Growth • Investing in people and capabilities to accelerate organic growth and build profitability • Well positioned in attractive growth markets • Attractive interest rate risk position Strategic Expansion • Completed acquisition of First Security on October 31, 2015 • Ongoing evaluation of new market expansion through mergers  and acquisitions and de novo entry • Patient and disciplined approach with focus on shareholder value 9

Key Priorities Improve performance in all of our lines of business and geographies Invest in capacity for future growth to lever the cost structure Improve profitability Building a profitable and sound future 10

Non-GAAP Reconciliation

ATLANTIC CAPITAL BANCSHARES, INC.
Non-GAAP Performance Measures Reconciliation

(in thousands, except per share data)	For the year ended December 31,	
	2016	**2015**
Interest income reconciliation		
Interest income - GAAP	$ 88,217	$ 48,967
Taxable equivalent adjustment	484	63
Interest income - taxable equivalent	$ 88,701	$ 49,030
Net interest income reconciliation		
Net interest income - GAAP	$ 76,708	$ 44,044
Taxable equivalent adjustment	484	63
Net interest income - taxable equivalent	$ 77,192	$ 44,107
Operating provision for loan losses reconciliation		
Provision for loan losses - GAAP	$ 3,816	$ 8,035
Provision for acquired non PCI FSG loans	-	(6,764)
Operating provision for loan losses	$ 3,816	$ 1,271
Operating noninterest income reconciliation		
Noninterest income - GAAP	$ 21,732	$ 9,399
Gain on sale of branches	(3,885)	-
Operating noninterest income	$ 17,847	$ 9,399
Operating noninterest expense reconciliation		
Noninterest expense - GAAP	$ 73,280	$ 45,933
Merger-related expenses	(2,742)	(9,154)
Divestiture expenses	(305)	-
Operating noninterest expense	$ 70,233	$ 36,779

(in thousands, except per share data)	For the year ended December 31,	
	2016	**2015**
Operating income before income taxes reconciliation		
Income (loss) before income taxes - GAAP	$ 21,344	$ (525)
Taxable equivalent adjustment	484	63
Merger-related expenses	2,742	9,154
Divestiture expenses	305	-
Gain on sale of branches	(3,885)	-
Provision for acquired non PCI FSG loans	-	6,764
Operating income before income taxes	$ 20,990	$ 15,456
Income tax reconciliation		
Income tax expense - GAAP	$ 7,949	$ 794
Taxable equivalent adjustment	484	63
Merger related expenses, tax benefit	1,057	3,529
Divestiture expenses, tax benefit	118	-
Gain on sale of branches, tax expense	(1,500)	-
Provision for acquired non PCI FSG loans, tax benefit	-	2,611
Operating income tax expense	$ 8,108	$ 6,997
Net income reconciliation		
Net income - GAAP	$ 13,395	$ (1,319)
Merger related expenses, net of income tax	1,685	5,625
Divestiture expenses, net of income tax	187	-
Gain on sale of branches, net of income tax	(2,385)	-
Provision for acquired non PCI FSG loans, net of income tax	-	4,153
Operating net income	$ 12,882	$ 8,459
Deposits excluding deposits to be assumed in branch sales		
Total deposits	$ 2,237,580	$ 2,262,218
Deposits to be assumed in branch sales	31,589	213,410
Deposits excluding deposits to be assumed in branch sales	$ 2,205,991	$ 2,048,808

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Non‐GAAP Reconciliation ATLANTIC CAPITAL BANCSHARES, INC. Non-GAAP Performance Measures Reconciliation (in thousands, except share and per share data) 2017 2016 First Quarter Fourth Quarter Interest income reconciliation Interest income - GAAP $ 22,461 $ 22,307 Taxable equivalent adjustment 255 223 Interest income - taxable equivalent $ 22,716 $ 22,530 Net interest income reconciliation Net interest income - GAAP $ 19,253 $ 19,278 Taxable equivalent adjustment 255 223 Net interest income - taxable equivalent $ 19,508 $ 19,501 Operating noninterest expense reconciliation Noninterest expense - GAAP $ 17,744 $ 18,775 Merger-related expenses - (204) Operating noninterest expense $ 17,744 $ 18,571 Operating income before income taxes reconciliation Income (loss) before income taxes - GAAP $ 4,732 $ 2,725 Taxable equivalent adjustment 255 223 Merger-related expenses - 204 Operating income before income taxes $ 4,987 $ 3,152 (in thousands, except share and per share data) 2017 2016 First Quarter Fourth Quarter Income tax reconciliation Income tax expense - GAAP $ 1,502 $ 1,116 Taxable equivalent adjustment 255 223 Merger related expenses, tax benefit - 78 Operating income tax expense $ 1,757 $ 1,417 Net income reconciliation Net income - GAAP $ 3,230 $ 1,609 Merger related expenses, net of income tax - 126 Operating net income $ 3,230 $ 1,735 Diluted earnings per share reconciliation Diluted earnings per share - GAAP $ 0.13 $ 0.06 Merger related expenses - 0.01 Diluted earnings per share - operating $ 0.13 $ 0.07 Deposits excluding deposits to be assumed in branch sales Total deposits $ 2,203,039 $ 2,237,580 Deposits to be assumed in branch sales (29,495) (31,589) Deposits excluding deposits to be assumed in branch sales $ 2,173,544 $ 2,205,991 12

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